Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-261091 and Form S-8 Nos. 333-232269, 333-212411, 333-160063, 333-147311, and 333-110954) of our report dated March 18, 2022, relating to the consolidated financial statements of Natural Gas Services Group, Inc. which report expresses an unqualified opinion, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Moss Adams LLP

Dallas, Texas
March 18, 2022